                                                                  Exhibit 99(ii)



                             NACCO Industries, Inc.
                      Unaudited Consolidating Balance Sheet
                                December 31, 2000
                                  (In millions)

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

                                                                                                       NACoal
                                                                                   ------------------------------------------------
                                                                                       Project         NACoal
                                                                                       Mining         excl Proj
                                                        NMHG        Housewares      Subsidiaries        Mines       Consolidated
                                                     -----------  ---------------  ----------------  ------------  ----------------
Current Assets
    Cash and cash equivalents                        $     24.4   $          7.6   $           1.4   $       0.3   $           1.7
    Accounts receivable, net                              204.0             90.1              16.5           4.8              21.3
    Intercompany accounts receivable                          -                -               3.1           5.2               8.3
    Intercompany notes receivable                           3.0                -              11.5         (11.5)                -
    Inventories                                           283.0             93.1              28.7           7.0              35.7
    Prepaid expenses and other                             37.9             14.1               1.3           1.2               2.5
                                                     -----------  ---------------  ----------------  ------------  ----------------
                                                          552.3            204.9              62.5           7.0              69.5

Property, Plant and Equipment, net                        286.2             64.6             266.0          91.9             357.9

Deferred Charges
    Goodwill, net                                         356.1             86.8                 -             -                 -
    Coal supply agreement, net                                -                -                 -          86.4              86.4
    Deferred costs and other                               12.3              0.3              39.3          10.2              49.5
    Deferred income taxes                                   2.7              9.7                 -             -                 -
                                                     -----------  ---------------  ----------------  ------------  ----------------
                                                          371.1             96.8              39.3          96.6             135.9

Other Assets                                               32.1              0.1              22.1           8.6              30.7
                                                     -----------  ---------------  ----------------  ------------  ----------------
                        Total Assets                 $  1,241.7   $        366.4   $         389.9   $     204.1   $         594.0
                                                     ===========  ===============  ================  ============  ================

Current Liabilities
    Accounts payable                                 $    215.2   $         32.8             $ 9.9   $       4.3   $          14.2
    Intercompany accounts payable                          (5.4)             5.5               0.6          (0.1)              0.5
    Revolving credit agreements                            33.1             30.7                 -           2.5               2.5
    Current maturities of long-term debt                   30.3                -                 -          15.1              15.1
    Current obligations of project mining
      subsidiaries                                            -                -              37.7             -              37.7
    Accrued payroll                                        30.3             12.0               4.3           1.8               6.1
    Accrued warranty obligations                           36.8              0.2                 -             -                 -
    Intercompany notes payable                                -                -                 -           8.4               8.4
    Other current liabilities                             104.6             27.2               5.3           4.5               9.8
                                                     -----------  ---------------  ----------------  ------------  ----------------
                                                          444.9            108.4              57.8          36.5              94.3

Long-term Debt                                            241.5             80.3                 -         128.2             128.2

Obligations of Project Mining Subsidiaries                    -                -             282.7             -             282.7

Self-insurance Reserves and Other                          89.2              6.8              45.6          10.9              56.5

Minority Interest                                           3.1                -                 -           1.1               1.1
Stockholders' Equity                                      463.0            170.9               3.8          27.4              31.2
                                                     -----------  ---------------  ----------------  ------------  ----------------
            Total Liabilities and Stockholders'
              Equity                                 $  1,241.7   $        366.4   $         389.9   $     204.1   $         594.0
                                                     ===========  ===============  ================  ============  ================
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

                                                        NACCO &                   Consolidated
                                                         Other         Elims          NACCO
                                                      -------------  ----------  ----------------
Current Assets
    Cash and cash equivalents                         $          -   $       -   $          33.7
    Accounts receivable, net                                     -           -             315.4
    Intercompany accounts receivable                           9.9       (18.2)                -
    Intercompany notes receivable                              8.4       (11.4)                -
    Inventories                                                  -           -             411.8
    Prepaid expenses and other                                 0.6        (0.3)             54.8
                                                      -------------  ----------  ----------------
                                                              18.9       (29.9)            815.7

Property, Plant and Equipment, net                             2.0           -             710.7

Deferred Charges
    Goodwill, net                                                -           -             442.9
    Coal supply agreement, net                                   -           -              86.4
    Deferred costs and other                                     -           -              62.1
    Deferred income taxes                                     20.5       (20.1)             12.8
                                                      -------------  ----------  ----------------
                                                              20.5       (20.1)            604.2

Other Assets                                                   0.4           -              63.3
                                                      -------------  ----------  ----------------
                        Total Assets                  $       41.8   $   (50.0)  $       2,193.9
                                                      =============  ==========  ================

Current Liabilities
    Accounts payable                                  $        4.3   $    (3.5)  $         263.0
    Intercompany accounts payable                             14.4       (15.0)                -
    Revolving credit agreements                                  -           -              66.3
    Current maturities of long-term debt                         -           -              45.4
    Current obligations of project mining
      subsidiaries                                               -           -              37.7
    Accrued payroll                                            4.8           -              53.2
    Accrued warranty obligations                                 -           -              37.0
    Intercompany notes payable                                 3.0       (11.4)                -
    Other current liabilities                                  6.0           -             147.6
                                                      -------------  ----------  ----------------
                                                              32.5       (29.9)            650.2

Long-term Debt                                                   -           -             450.0

Obligations of Project Mining Subsidiaries                       -           -             282.7

Self-insurance Reserves and Other                             68.0       (20.1)            200.4

Minority Interest                                                -           -               4.2
Stockholders' Equity                                         (58.7)          -             606.4
                                                      -------------  ----------  ----------------
            Total Liabilities and Stockholders'
              Equity                                  $       41.8   $   (50.0)  $       2,193.9
                                                      =============  ==========  ================
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